Exhibit 23.2

Thigpen, Jones, Seaton & Co., P.C.

CERTIFIED PUBLIC ACCOUNTANTS

BUSINESS CONSULTANTS

1004 Hillcrest Parkway • P.O. Box 400

Dublin, Georgia 31040-0400

Tel 478-272-2030 • Fax 478-272-3318

E-mail tjs@tjscpa.com

Scotty C. Jones, CPA, CVA
Frank W. Seaton, Jr., CPA
Tracy G. Sharkey, CPA
Grayson Dent, CPA
Robyn T. Tanner, CPA
Rhonda M. Norris, CPA
Spencer L. Tydings, CPA
Becky G. Hines, CPA
Donna H. Lumley, CPA
Lori Y. Norton, CPA, AAP
Cristi H. Jones, CPA, CVA
Matthew C. Jones, CPA,
CISA Heather Frazier, CPA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 16, 2007, accompanying the consolidated financial statements included in the Annual Report of on Form 10-K for the year ended December 31, and also our report dated May 8, 2007 on the financial statements of CCF Holding Company included in the Form 10-Q for the quarter ended March 31, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statement of CCF Holding Company on Form S-8.

/s/ Thigpen, Jones, Seaton & Co., PC

Dublin, Georgia
June 26, 2007